Exhibit 99.1

Adaptimmune Announces that SPEAR T-cell Platform Delivers Initial Responses in Four Solid Tumor Indications

- Partial Responses seen in liver, melanoma, gastro-esophageal junction, and head and neck cancers -

- Encouraging demonstration of the potential of SPEAR T-cell platform across multiple targets and a range of solid tumors -

PHILADELPHIA, PA., and OXFORDSHIRE, United Kingdom, January 13, 2020 -- Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in cell therapy to treat cancer, reported today, at the 38th JP Morgan Healthcare Conference, two confirmed Partial Responses (PRs) – one in a patient with liver cancer and one in a patient with melanoma. There are also two unconfirmed PRs – one in a patient with gastro-esophageal junction cancer and one in a patient with head and neck cancer. These data further confirm the potential of Adaptimmune’s SPEAR T-cell platform for patients with multiple solid tumors. Data were previously reported showing compelling efficacy with ADP-A2M4 in synovial sarcoma.

“These responses demonstrate that our proprietary SPEAR T-cell platform is clearly active and can overcome the challenges of treating a range of solid tumors with a T-cell therapy product,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “These are early results and we need more patient data and durability information to determine which therapies to develop. Nonetheless, this is a critical demonstration of the value of our SPEAR T-cell therapies for people with cancer and a validation of the importance of our proprietary affinity engineering. I couldn’t be prouder of the team at Adaptimmune, and we are grateful to the investigators and patients who have put their faith in our treatment. We look forward to presenting data from these trials at future scientific congresses.”

Best overall responses:

•	A confirmed PR (decrease of 100% in target lesions) in a patient with hepatocellular carcinoma (liver cancer) – the first patient treated in the third cohort of the Phase 1 ADP-A2AFP trial
•	A confirmed PR (decrease of 42% in target lesions) in a patient with metastatic rectal mucosal melanoma – the first patient treated in the low-dose radiation sub-study of the Phase 1 ADP-A2M4 trial
•	An unconfirmed PR (decrease of 42% in target lesions) in a patient with metastatic gastro-esophageal junction cancer – the first patient treated in the first cohort of the next-generation SURPASS trial
•	An unconfirmed PR (decrease of 36% in target lesions) in a patient with head and neck cancer treated in the expansion phase of the Phase 1 ADP A2M4 trial

There continues to be a favorable benefit:risk profile for all products and indications under study. Most adverse events are consistent with those typically experienced by cancer patients undergoing cytotoxic chemotherapy or other cancer immunotherapies. Adverse events (including cytokine release syndrome, neurotoxicity, and prolonged cytopenias) occur at rates consistent with other T-cell therapies, and are managed in keeping with current guidelines.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors. For more information, please visit http://www.adaptimmune.com.

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Adaptimmune Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2019, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez – VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. – Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

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